DAVID H. REINMILLER
                                ATTORNEY AT LAW

                       4500 MAIN STREET * P.O. BOX 418210
                        KANSAS CITY, MISSOURI 64141-9210

                            TELEPHONE (816)340-4046
                            TELECOPIER (816)340-4964

October 29, 1998

American Century World Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

     As counsel to American Century World Mutual Funds, Inc. (the "Corporation"), I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 11 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on October 29, 1998, will, when issued, be validly issued, fully paid and nonassessable.

     For the record, it should be stated that I am an officer of the Corporation and an officer of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment adviser of the Corporation.

     I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 11.

                                 Very truly yours,

                                 /s/David H. Reinmiller
                                 David H. Reinmiller